UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2012

AV Homes, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-07395	23-1739078
(Commission File Number)	(I.R.S. Employer Identification No.)

395 Village Drive Kissimmee, Florida	34759
(Address of Principal Executive Offices)	(Zip Code)

(863) 427-7180
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 19, 2012, AV Homes, Inc. (the "Company") announced that the Company entered into a series of separate, privately-negotiated exchange agreements under which it will retire $37.5 million in aggregate principal amount of the Company's outstanding 7.50% Senior Convertible Notes due 2016, issued on February 4, 2011 ("Original Notes"), in exchange for its issuance of $37.5 million in aggregate principal of new 7.50% Senior Exchange Convertible Notes due 2016 ("New Notes").

The Company offered the New Notes to certain holders of the Original Notes in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. Shares of the Company’s common stock, into which the New Notes are convertible, have been reserved for issuance by the Company and will be listed on the Nasdaq Global Select Market.

The New Notes are a new issuance of securities and there is currently no established market for the New Notes.  Accordingly, the Company cannot assure holders as to the development or liquidity of any market for the New Notes.

The New Notes are governed by a base indenture, dated as of February 4, 2011 (the "Base Indenture"), between the Company and Wilmington Trust, National Association, as Trustee, as supplemented by the Second Supplemental Indenture, to be entered into and dated as of July 25, 2012 (the "Supplemental Indenture", and, together with the Base Indenture, the "Indenture"), and include the following terms.

The New Notes will bear regular cash interest on the original principal amount of each note at a rate of 7.50% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2013.

Holders may convert the New Notes into shares of common stock at any time prior to the close of business on the business day immediately preceding the maturity date.  The New Notes are convertible by holders into shares of common stock at an initial conversion rate of 55.5555 shares per $1,000 original principal amount of notes (subject to adjustment in certain events). This is equivalent to an initial conversion price of $18.00 per share for the New Notes.  Unlike the Original Notes, the New Notes do not provide that the holder may require the Company to repurchase them on February 15, 2014. The cancellation of the existing put right extends the effective maturity date of the New Notes to February 15, 2016.

The New Notes include a voluntary make-whole interest provision if a holder elects to convert all or a portion of its New Notes prior to February 15, 2015, as described in the Supplemental Indenture.  Such amount will be paid in additional shares of common stock.

The New Notes will mature on February 15, 2016, unless earlier redeemed, repurchased or converted.  The Company may redeem the New Notes, in whole or in part, at any time on or after February 15, 2015.  Prior to February 15, 2015, on one occasion only, the Company may redeem the New Notes, in whole or in part, upon (i) the occurrence of a Fundamental Change (as defined in the Supplemental Indenture), or (ii) any transaction or event in which at least 90% of the consideration paid for the Company's common stock consists of shares of common stock traded on any of the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market  (each such transaction, a "Public Merger Transaction").  The redemption price would be payable in cash and will equal 100% of the principal amount of the New Notes being redeemed, plus accrued and imposed interest (including additional interest, if any) to, but excluding the redemption date.  If a holder converts New Notes in connection with the redemption by the Company of New Notes upon a Public Merger Transaction, the holder may elect either (but not both) (i) the voluntary make-whole interest provision or (ii) an increase in the conversion rate of the New Notes that are converted by Additional Shares pursuant to the Supplemental Indenture.

The Company may elect, subject to certain conditions, to automatically convert the New Notes in whole or in part at any time on or prior to the maturity date if the closing price of the common stock equals or exceeds 130% of the conversion price then in effect for at least 20 trading days in any 30 consecutive trading day period.  If the Company elects to exercise its automatic conversion right on or prior to February 15, 2015, each holder whose New Notes are automatically converted will receive a mandatory make-whole interest provision, which may be paid in cash or common stock, at the Company's option.

The Supplemental Indenture includes the following financial covenants:

●	until February 15, 2014, the Company will maintain, at all times, cash and cash equivalents of not less than $20 million;

●	until February 4, 2013, the Company's total consolidated indebtedness (as "indebtedness" is defined in the Indenture) may not exceed $150 million at any time; and

●
until February 4, 2013, the Company's total consolidated indebtedness (as "indebtedness" is defined in the Indenture) may not exceed $50 million at any time, excluding for purposes of this covenant: (a) the New Notes, (b) any indebtedness with a maturity after February 15, 2014, which indebtedness does not provide the holder with a unilateral put right prior to February 15, 2014, and (c) the Original Notes.

If the Company breaches any of the financial covenants set forth above, a holder will have the right to require the Company to repurchase up to 50%  in aggregate principal amount of such holder's New Notes.  The repurchase price will be payable in cash and will equal 110% of the principal amount of the New Notes being repurchased, plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the repurchase date.  The breach of any of these financial covenants will not constitute an event of default so long as the Company satisfies its obligations to provide timely notice of such breach and repurchases all New Notes it is required to repurchase.

In the event that either (i) the aggregate principal amount of the Original Notes and the New Notes outstanding does not exceed $33 million or (ii) the Company and the trustee under the Original Note supplemental indenture, in accordance with its terms, removes the financial covenants set forth therein, the Company may in its sole discretion elect to suspend the operation of the financial covenants in the Supplemental Indenture, in which case the covenants will be of no further force or effect with respect to the New Notes.

The New Notes rank equally with all of the Company’s existing and future senior unsecured debt, including the Original Notes that remain outstanding, and senior to all of our subordinated debt. The New Notes are, as the Original Notes are, structurally subordinated to all existing and future liabilities of our subsidiaries and are effectively subordinated to the Company’s existing and future secured indebtedness to the extent of the value of the collateral.

The foregoing description of the New Notes, the Second Supplemental Indenture, and the exchange of the Original Notes for the New Notes, does not purport to be complete and is qualified in its entirety by reference to the Second Supplemental Indenture, the form of New Note, the form of Exchange Agreement and the press release, dated July 19, 2012, copies of which are included as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Second Supplemental Indenture to be entered into between AV Homes, Inc. and Wilmington Trust, National Association, as Trustee.

4.2	Form of 7.50% Senior Exchange Convertible Notes due 2016

10.1	Form of Exchange Agreement.

99.1	Press release of AV Homes, Inc. dated July 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2012	AV Homes, Inc.

	By:	/s/ Allen J. Anderson

Name:	Allen J. Anderson,
Title:	Director, President, and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Supplemental Indenture to be entered into between AV Homes, Inc. and Wilmington Trust, National Association, as Trustee.

4.2	Form of 7.50% Senior Exchange Convertible Notes due 2016

10.1	Form of Exchange Agreement.

99.1	Press release of AV Homes, Inc. dated July 19, 2012.